EXHIBIT 99.1


                             [3D SYSTEMS LETTERHEAD]


                                  NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

CONTACT:
Frank Spina
Vice President & Chief Financial Officer
(805) 295-5600, Ext. 2216
spinaf@3dsystems.com

Carol Cerrato
Investor Relations
(805) 295-5600, Ext. 2252
cerratoc@3dsystems.com


                        3D SYSTEMS POSTS IMPROVED RESULTS
                    FOR THE FOURTH QUARTER AND FULL YEAR 1998


      VALENCIA, Calif., Feb. 16, 1999 - 3D Systems Corporation (Nasdaq NMS:
TDSC) today reported that net income for the fourth quarter of 1998 totaled $775,000, equal to 7 cents per share, compared to a net loss of $2.6 million, or 22 cents per share, in the corresponding quarter of the prior year.

      In the 1997 quarter, the company incurred non-recurring charges amounting to $2.1 million related primarily to inventory adjustments and the restructuring of its European operations.

      Fourth quarter 1998 revenues grew 10 percent to a record $27.3 million from $24.7 million for the like period a year ago.

      For the year ended December 31, 1998, net income rose to $2.1 million, equal to 18 cents per share, compared with a net loss of $4.6 million, or 40 cents per share in 1997. Revenues for 1998 were a record $98.1 million, up 9 percent from $90.3 million in the prior year.

      Arthur B. Sims, chairman and chief executive officer, commented: "3D Systems made real progress in 1998. In addition to improved results, we advanced our new products agenda, strengthened the balance sheet and positioned the company for growth in the coming year and beyond.

                                    - more -

3D Systems Announces Q4 and Year End Results


      "Our strong fourth quarter results were highlighted by the highest quarterly sales in company history, with product revenues accelerating briskly from the third quarter level. Gross margin strengthened appreciably in the quarter, reflecting favorable product mix. On the other hand, expenses were impacted by a negative swing in foreign exchange due to the Deutsche Mark's gain against the dollar."

      For the year, the company shipped 225 systems compared to 274 units in 1997. However, product mix was more favorable this past year, and included a higher percentage of high-end systems. Backlog at year-end 1998 totaled $8.8 million, up from $3.5 million one year earlier.

      "European sales in full year 1998 were very strong," Sims said, "with orders rising 38% from the previous year. Despite the region's economic turmoil, Asia Pacific sales held essentially even with the 1997 level. U.S. sales showed modest improvement, and we are investing significantly in new sales, marketing and product initiatives to improve our performance."

      Representing the most extensive and significant wave of new products in company history, 3D Systems introduced an array of new generation materials offering greater speed and improved mechanical properties; new high-performance, user friendly Windows NT-based software; and, just last week, the most capable solid imaging system ever available, the SLA 7000. Targeted at users with high production requirements, the SLA 7000 offers excellent resolution in solid object imaging and four times the productivity of the company's previous flagship unit, the SLA 5000, according to Sims.

      He noted strong initial customer interest in the SLA 7000 which he said offers a very attractive price/performance proposition, but added that the system will not provide significant benefit to the company's sales until the second half of 1999 due to the high-end machine's longer acquisition cycle.

      At year-end, 3D Systems' balance sheet showed cash and investments of $19.4 million, up from $16.2 million at December 31, 1997. Inventories were down and accounts receivable turnover improved from 1997.

      "We have positioned the company to execute its growth strategy in the coming year. The first half will be challenging due to a higher level of investment in marketing. However, we look forward to improving results as the year progresses, and believe that 1999 will be an important and successful year for 3D Systems," Sims concluded.

                                    - more -

3D Systems Announces Q4 and Year End Results


ABOUT 3D SYSTEMS

      3D Systems provides solid imaging products and services that allow users to move quickly from three-dimensional designs to finished parts, at a significantly lower cost and higher quality than more traditional methods. The company's systems, through patented stereolithography and 3D printing technologies, fabricate solid objects from digital input. This process substantially reduces the time and cost of product development, resulting in shorter time to manufacturing and time to market. Based in Valencia, Calif., 3D Systems was founded in 1986, and is recognized as the world leader in solid imaging.

      To obtain additional information about 3D Systems products and services, call (888) 337-9786 (toll-free) and request extension 703, or visit the company web site at www.3dsystems.com. For investor information, please call the 3D Systems shareholder communications service at (800) 757-1799.

      Except for the historical information contained in this news release, the matters discussed include forward-looking statements that involve risks and uncertainties including the availability and acceptance of new products, the impact of competitive products and pricing, the ability of the company to continue to contain expenses, dependence on key personnel, industrywide domestic and international economic conditions, and other risks detailed in the company's SEC reports Form 10-K for the year ended December 31, 1997.

                                     # # # #

3D Systems and SLA are trademarks of 3D Systems, Inc. Windows NT is a trademark of Microsoft Corporation.

                             3D SYSTEMS CORPORATION
                           Consolidated Balance Sheets

                      ASSETS                                DECEMBER 31, 1997    DECEMBER 31, 1998
                                                            -----------------    -----------------
Current assets:
Cash and cash equivalents                                    $   12,694,831      $    15,911,793
  Short-term investments                                          3,498,265            3,484,641
  Accounts receivable, less allowances for
   doubtful accounts of $441,399 (1997) and $944,144 (1998)      23,618,237           24,486,730
  Current portion of lease receivables                            1,257,006            2,069,126
  Inventories                                                    12,164,633           10,829,346
  Deferred tax assets                                             3,319,651            2,063,163
  Prepaid expenses and other current assets                       2,305,163            1,916,149
                                                             --------------      ---------------
       Total current assets                                      58,857,786           60,760,948

Property and equipment, net                                      16,895,011           16,327,078
Licenses and patent costs, net                                    5,464,351            5,120,672
Deferred tax assets                                               3,971,000            5,069,796
Lease receivables, less current portion                           3,944,462            5,801,788
Other assets                                                      2,207,109            2,022,316
                                                             --------------      ---------------
                                                             $   91,339,719      $    95,102,598
                                                             ==============      ===============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                           $    4,885,831      $     4,849,905
  Accrued liabilities                                             8,814,193            8,161,683
  Current portion of long-term debt                                  95,000              100,000
  Customer deposits                                                 238,248              330,162
  Deferred revenues                                               6,514,868            9,013,559
                                                             --------------      ---------------
       Total current liabilities                                 20,548,140           22,455,309

Other liabilities                                                 1,491,534            1,485,378
Long-term debt, less current portion                              4,705,000            4,605,000
                                                             --------------      ---------------
                                                                 26,744,674           28,545,687
                                                             --------------      ---------------
Stockholders' equity:
  Preferred stock, $.001 par value. Authorized 5,000,000
    shares; none issued
  Common stock, $.001 par value. Authorized 25,000,000
    shares; issued 11,450,071 and outstanding 11,425,071 (1997)
    and issued 11,614,317 and outstanding 11,389,317 (1998)          11,450               11,614
  Capital in excess of par value                                 73,856,965           74,834,225
  Notes receivable from officers                                        ---             (360,000)
  Accumulated deficit                                            (8,897,605)          (6,765,446)
  Cumulative translation adjustment                                (210,827)             376,459
  Treasury stock, at cost, 25,000 shares (1997),
    200,000 shares (1998)                                           (164,938)          (1,539,941)
                                                             --------------      ---------------
        Total stockholders' equity                               64,595,045           66,556,911
                                                             --------------      ---------------
                                                             $   91,339,719      $    95,102,598
                                                             ==============      ===============

                             3D SYSTEMS CORPORATION
                      Consolidated Statements of Operations
                   For the Three Month Periods and Years Ended
                           December 31, 1997 and 1998


                                                FOR THE THREE MONTH
                                                  PERIODS ENDED                 FOR THE YEAR ENDED
                                            --------------------------     -----------------------------
                                                1997           1998             1997            1998
                                            ------------  ------------     ------------    -------------
Sales:
  Products                                  $ 16,824,401  $ 19,526,996     $ 59,148,861    $  65,434,369
  Services                                     7,876,159     7,739,262       31,107,812       32,682,587
                                            ------------  ------------     ------------    -------------
     Total sales                              24,700,560    27,266,258       90,256,673       98,116,956
                                            ------------  ------------     ------------    -------------
Cost of sales:
  Products                                    11,826,003     9,520,035       35,462,442       33,477,086
  Services                                     5,374,159     5,391,009       21,744,779       22,062,222
                                            ------------  ------------     ------------    -------------
     Total cost of sales                      17,200,162    14,911,044       57,207,221       55,539,308
                                            ------------  ------------     ------------    -------------
Gross profit                                   7,500,398    12,355,214       33,049,452       42,577,648
                                            ------------  ------------     ------------    -------------
Operating expenses:
  Selling, general and administrative          8,771,709     8,770,627       29,653,342       30,448,272
  Research and development                     2,390,359     2,597,951       10,990,809        9,424,979
                                            ------------  ------------     ------------    -------------
     Total operating expenses                 11,162,068    11,368,578       40,644,151       39,873,251
                                            ------------  ------------     ------------    -------------

Income (loss) from operations                 (3,661,670)      986,636       (7,594,699)       2,704,397

Other income                                     207,843       416,398        1,202,176        1,066,008
Other expense                                   (127,877)     (270,883)        (356,203)        (583,020)
                                            ------------  ------------     ------------    -------------
Income (loss) before provision for
   income taxes                               (3,581,704)    1,132,151       (6,748,726)       3,187,385

Provision for income taxes (benefit)          (1,019,464)      356,936       (2,159,592)       1,055,227
                                            ------------  ------------     ------------    -------------
Net income (loss)                           $ (2,562,240) $    775,215     $ (4,589,134)   $   2,132,158
                                            ============  ============     ============    =============

Weighted average shares outstanding           11,439,226    11,388,162       11,397,529       11,347,778
                                            ============  ============     ============    =============

Net income (loss) per common share          $      (0.22) $       0.07     $      (0.40)   $        0.19
                                            ============  ============     ============    =============
Weighted average shares outstanding
   and dilutive shares                        11,439,226    11,509,915       11,397,529       11,593,557
                                            ============  ============     ============    =============
Net income (loss) per common share
   assuming dilution                        $      (0.22) $       0.07     $      (0.40)   $        0.18
                                            ============  ============     ============    =============